EX-10.1


             AMENDMENT NO. 1 TO CONVERTIBLE DEBENTURE AND SECURITIES
                               PURCHASE AGREEMENT

                This Amendment No. 1 ("AMENDMENT") to the Convertible Debenture in the principal amount of $120,000 dated July 28, 2006 (the "CONVERTIBLE DEBENTURE") and the Securities Purchase Agreement dated July 28, 2006 (the "SPA"), is made as of December 19, 2006, by and among Cornell Capital Partners, LP ("CORNELL CAPITAL") and Nanoscience Technologies, Inc. (the "COMPANY").

                WHEREAS, the Company and Cornell entered into the SPA on July 28, 2006, pursuant to which the Company issued to Cornell that certain 8% Convertible Debenture, denominated No. NANS-3-1 due July 28, 2008;

                WHEREAS, Cornell and the Company have agreed to the provision by Cornell to the Company of additional $60,000 in financing pursuant to the same terms as provided in the Convertible Debenture; and

                WHEREAS, in response and in accordance with that understanding, the parties to this Agreement desire to amend the Convertible Debenture and the SPA.

                NOW THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                Section  1.   AMENDMENT  TO  THE  PREFACE  OF  THE   CONVERTIBLE
DEBENTURE. The first two paragraphs of the Convertible Debenture are hereby amended and restated in their entirety as follows:

         "This Secured Convertible Debenture (the "DEBENTURE") is issued by NANOSCIENCE TECHNOLOGIES, INC., a Delaware corporation (the "OBLIGOR"), to CORNELL CAPITAL PARTNERS, LP (the "HOLDER"), pursuant to that certain Securities Purchase Agreement (the "SECURITIES PURCHASE AGREEMENT") dated July 28, 2006.

         FOR VALUE RECEIVED, the Obligor hereby promises to pay to the Holder or its successors and assigns the principal sum of One Hundred Eighty Thousand Dollars ($180,000) together with accrued but unpaid interest on or before July 28, 2008 (the "MATURITY DATE") in accordance with the following terms:"

                Section 2. AMENDMENT TO THE PREFACE OF THE SPA. The second paragraph under the recitatitions on the first page of the SPA is hereby amended and restated in its entirety as follows:

         WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Buyer and the Buyer shall purchase up to One Hundred Eighty Thousand Dollars ($180,000) (the "PURCHASE PRICE") of secured convertible debentures (the "CONVERTIBLE DEBENTURES"), which shall be convertible into shares of the Company's common stock, par value $0.001 (the "COMMON STOCK") (as converted, the "CONVERSION SHARES"), of which One Hundred Twenty Thousand Dollars ($120,000) was provided at the Closing (as defined herein) on July 28, 2006 and Sixty Thousand Dollars ($60,000) shall be provided on December 19, 2006 (the "SECOND CLOSING," and together with the Closing, the "CLOSINGS").

                Section 3. AMENDMENT TO SECTION 1(b) OF THE SPA. Section 1(b)(ii) of the SPA is hereby amended and restated in its entirety as follows:

                ...

                (b) CLOSING DATE. The closing of the purchase and sale of the Convertible Debentures (the "CLOSING") shall take place at 10:00 a.m. Eastern Standard Time on the fifth day following the date hereof, subject to notification of satisfaction of the conditions to such Closing set forth in Sections 6 and 7 below ( the "CLOSING DATE"). The Closing shall occur on the respective Closing Date at the offices of Yorkville Advisors, LLC, 3700 Hudson Street, Suite 3700, Jersey City, New Jersey 07302 (or such other place as is mutually agreed to by the Company and the Buyer). The Second Closing shall take place at 4:00 p.m. Eastern Standard Time on December 19, 2006.

                Section 4. AMENDMENT TO SECTION 4(g) OF THE SPA. Section 4(g) of the SPA is hereby amended and restated in its entirety as follows:

                ...

                (g) ...

                        (iv) Simultaneously with the Second Closing, the Company shall pay a fee to the Buyer of 250,000 shares of the Company's Common Stock. Such fee shall represent a commitment, structuring, and legal fee. The Company shall also, simultaneously with the Second Closing, issue to the Buyer a warrant to purchase 500,000 shares of the Company's Common Stock for a period of five
(5) years at an exercise price of $0.06 per share. The shares of Common Stock issuable under the Warrant shall be deemed Warrant Shares, as that term is used in Section 4(g)(iii) hereof, and shall also have "piggy-back" and demand registration rights as set forth in the Investor Registration Rights Agreement.

                Section 5. EFFECT OF AMENDMENT. Except as amended hereby, the Convertible Debenture and the SPA shall continue in full force and effect and are hereby incorporated herein by this reference.

                Section 6. GOVERNING LAW. This Amendment shall be governed by and construed under the laws of the State of New Jersey.

                Section 7. TITLES AND SUBTITLES. The titles of the sections and subsections of this Amendment are for convenience of reference only and are not to be considered in construing this Amendment.


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                Section 8.  COUNTERPARTS.  This  Amendment  may be  executed  in counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument.


         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed as of the date first set forth above.


CORNELL CAPITAL PARTNERS, LP                      NANOSCIENCE TECHNOLOGIES, INC.
   By:  Yorkville Advisors, LLC
   Its: General Partner

                                                  By: /s/ Jim Schneider
                                                      ----------------------
By:/s/ Mark Angelo                                Name:   Jim Schneider
   ----------------------------------------       Title:  Director
       Name: Mark Angelo
       Its:  Portfolio Manager


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